Exhibit 10.37

AMENDED AND RESTATED FINANCING AGREEMENT
BETWEEN THE
DEPARTMENT OF THE TREASURY
AND THE
NATIONAL CONSUMER COOPERATIVE BANK

This Amended and Restated Financing Agreement (“Agreement”) is entered into as of November 26, 2003, by and between the Department of the Treasury, an executive department of the United States Government (“Treasury”), and the National Consumer Cooperative Bank (the “Bank”), a corporation established by Public Law 95-351, as amended (the “Bank Act”).

Preliminary Statement

The Bank was established under the Bank Act as a federal instrumentality with funding provided by purchase of Class A Stock by Treasury in the aggregate amount of $184,270,000.  By the 1981 amendments to the Bank Act, Public Law 97-35, Title III, Subtitle C, the Bank was privatized and the Class A Stock was converted into Class A Notes in the aggregate amount of $184,270,000, maturing as provided in the Bank Act.  Following a December, 1989, amendment to the Bank Act, Public Law 101-206, Treasury and the Bank entered into a Financing Agreement dated December 21, 1989 (the “Financing Agreement”), pursuant to which, among other things, Treasury periodically has made advances of funds to the Bank from time to time, evidenced by four Class A Notes having initial terms from issuance to maturity of 91 days, three years, five years and ten years, respectively, and a “Final Maturity Date” of October 31, 2020, each such Note having been reissued on one or more maturities as a replacement Note for the same term as its initial maturity, as provided in the Financing Agreement.

The Bank Act provides in §116(a)(3)(C) that the Bank “shall maintain a repayment schedule for class A notes which will assure full repayment of all class A notes not later than December 31, 2020”, but neither the Bank Act, the Financing Agreement or any other agreement between Treasury and the Bank states in any detail the terms and conditions of that obligation.  The parties by this Agreement intend to establish in reasonable detail and with reasonable certainty such terms and conditions, in order to remove any existing uncertainties as to the Bank’s obligation to maintain a repayment schedule, to improve the ability of the private capital markets on which the Bank relies for funding to analyze the Class A Notes as part of the Bank’s capital structure, and to provide such other agreements, terms and conditions as are stated herein.

NOW, THEREFORE, Treasury and the Bank agree that the Financing Agreement is hereby amended and restated as follows:

1.        Preliminary Statement.  The Preliminary Statement is incorporated by reference herein.

2.        Treasury Commitment.  Pursuant to the Bank Act, Treasury hereby agrees to lend to the Bank from time to time such funds as are from time to time requested by the Bank (“Advances”), not exceeding in the aggregate principal amount outstanding at any time the amount of $182,542,328.44, under the following terms and conditions:

(a)  Advances made under the Financing Agreement and evidenced by Class A Notes outstanding on the date hereof shall remain subject to the terms of such existing Class A Notes from the date hereof until the Bank makes a payment to Treasury of $52,553,328.44, which shall be made as soon as practicable upon the Bank’s causing the issuance of Trust Preferred Securities (as defined in Appendix B hereto), as provided in Section 8 hereof (such payment being the “Refinancing Repayment”).  The 91-day Class A Note issued October 1, 2003 and maturing January 1, 2004, shall be reissued at the then Applicable Treasury Rate, as defined in Section 3(b) hereof, unless the Refinancing Repayment has been made on January 1, 2004.

(b)  Upon the making of the Refinancing Repayment, the then-existing Class A Notes will be refinanced within 10 days (each reference in Sections 2, 3 and 4 to “days” shall be construed as calendar days rather than business days) by the issuance of new Class A Notes (such new Class A Notes, or any other Class A Notes issued or reissued in replacement therefor as hereinafter provided, referred to as “Refinanced Class A Notes”) with differing principal amounts and terms to maturity as follows, each Refinanced Class A Note to be in the form attached hereto as Appendix A, without the payment of any prepayment premium or price stated in the existing Class A Notes, which premium or price is waived by Treasury as a result of the good and sufficient consideration furnished herein and hereunder.

Term/Tranche	Principal Amount at Refinance Date

91-day	$41,810,165.45

2-Year	20,717,944.05

3-Year	27,564,085.50

7-Year	32,846,805.00

10-Year	6,050,000.00

The Bank shall repay in full the outstanding principal amount of the Refinanced Class A Notes on their respective maturity dates; provided, however, that the Bank may, concurrently with the repayment of the outstanding principal of the Refinanced Class A Notes, reborrow all or any portion of the principal amount of the Refinanced Class A Notes by delivering to Treasury, in replacement for maturing Refinanced Class A Notes, reissued Refinanced Class A Notes having the same term, the principal amount of which shall be for an amount no greater than the principal amount provided for therein, in which event Treasury shall make a new loan to the Bank in the amount specified in the respective reissued Refinanced Class A Notes.

(c)  Upon the making of each of the Refinancing Repayment, each Scheduled Annual Repayment, as provided in Schedule I attached hereto, and each Scheduled Periodic Repayment, as provided in Schedule I attached hereto, each Security Issuance Repayment, as defined in Section 4(b) hereof, and each Other Non-Scheduled Repayment as described in Section 5 hereof, the Treasury commitment amount of $182,542,328.44 shall decrease by the amount of each such repayment, and the Bank shall not be entitled to reborrow any such amount previously repaid; and

(d)  all Advances made under this Agreement, together with any accrued and unpaid interest, shall be paid in full no later than October 31, 2020.

3.        Interest.  The interest rate payable by the Bank upon Advances made hereunder shall be as follows:

(a)  The interest rate under the Class A Notes as identified in Section 2(a) hereto shall be as stated in such Notes.

(b)  Except as provided in Sections 3(d), (e) and (f) hereof, each of the Refinanced Class A Notes, including each reissuance thereof, shall bear interest at a rate per annum equal to the average yield, as of the date of issuance and each reissuance of a Refinanced Class A Note, on outstanding marketable obligations of the United States having a term comparable to that of the Refinanced Class A Note being issued or reissued, as determined by the Secretary of the Treasury pursuant to Section 104(c) of the Bank Act (the “Applicable Treasury Rate”), plus 100 basis points (collectively with the Applicable Treasury Rate, the “Contract Interest Rate”).

(c)  If, at the time of the reissuance of Refinanced Class A Notes in replacement for maturing Refinanced Class A Notes having the same term (referred to as reissuance of maturing Refinanced Class A Notes), and after giving effect to any concurrent repayment made by the Bank to Treasury, the aggregate principal balance of the Refinanced Class A Notes is at or below the principal balance for the Refinanced Class A Notes as scheduled for such date in Schedule I under the heading “Ending Principal Balance” (each reference to “Schedule I” being intended to refer to such Schedule as adjusted downward by the repayments referenced in Section 2(c) hereof), then the Refinanced Class A Note being reissued shall bear interest at the Contract Interest Rate, as provided in Section 3(b) hereof.

(d)  If, at the time of the reissuance of maturing Refinanced Class A Notes, the aggregate principal balance of the Refinanced Class A Notes is above the principal balance for the Refinanced Class A Notes as scheduled for such date in Schedule I under the heading “Ending Principal Balance” (the amount by which the aggregate principal balance of the Refinanced Class A Notes is above the principal balance for such Notes as scheduled for such date in Schedule I being a “shortfall”), then the maturing Refinanced Class A Note being reissued (including those that would be maturing within the five day cure period identified in Section (d)(i)) shall bear a rate of interest equal to 700 basis points in excess of the then Applicable Treasury Rate (the “Late Pay Interest Rate”) subject to the following:

(i)  The Bank shall have five days from the reissuance date to make a payment so as to cause the aggregate principal balance of the Refinanced Class A Notes to be at or below the principal for the Refinanced Class A Notes as scheduled for such date in Schedule I under the heading “Ending Principal Balance” (making such payment being referred to as curing a shortfall), and upon the timely curing of any shortfall in the principal balance, the maturing

Refinanced Class A Note being reissued shall, beginning on the reissuance date, bear interest at the Contract Interest Rate.

(ii)  In the event that the Bank does not cure the shortfall within the five day cure period, then the maturing Refinanced Class A Note being reissued shall bear interest at (1) the Contract Interest Rate, for the period between the reissuance date and the last day of the five day cure period; and (2) the Late Pay Interest Rate for the period beginning on the first day after the end of the five day cure period.

(iii)  In the event that the Bank cures any shortfall after the five day cure period, then the maturing Refinanced Class A Note being reissued shall bear interest at (1) the Contract Interest Rate, for the period between the reissuance date and the last day of the five day cure period; (2) the Late Pay Interest Rate, for the period between the first day after the end of the five day cure period and the day that the Bank cures any shortfall; and (3) the Contract Interest Rate, for the period between the day after the Bank cures any shortfall and the maturity date of the Refinanced Class A Note being reissued.

(iv)  In the event that there is a shortfall in the principal balance on the reissuance date which continues through the next reissuance date for the same term Refinanced Class A Note, the five day cure period shall not apply to such next reissuance, and the maturing Refinanced Class A Note being reissued shall immediately bear interest at the Late Pay Interest Rate.

(e)  If, at the time of the reissuance of maturing Refinanced Class A Notes, and after giving effect to any concurrent repayment made by the Bank to Treasury, the aggregate principal balance of the Refinanced Class A Notes is above the principal balance for the Refinanced Class A Notes as scheduled for such date in Schedule I hereto under the heading

“Ending Principal Balance”, then the Refinanced Class A Notes not maturing (excluding those that would be maturing within the five day cure period set forth in Section 3(d)(i) above) shall bear an increased rate as follows:

(i)  In the event that the Bank does not cure any shortfall in the principal balance after the five day cure period for the maturing Refinanced Class A Note being reissued, the interest rate on each of the Refinanced Class A Notes not maturing shall increase by 100 basis points, for the period between the first day after the end of the five day cure period for the maturing Refinanced Class A Note being reissued and the next 175 days (each of the successive increased rates provided in (i) through (vi) being a “Modified Late Pay Interest Rate”).

(ii)  In the event that the Bank does not cure any shortfall in the principal balance within 180 days after the maturing Refinanced Class A Note reissuance date, the interest rate on each of the Refinanced Class A Notes not maturing shall increase by an additional 100 basis points for the period between 181 and 360 days after the maturing Refinanced Class A Note reissuance date.

(iii)  In the event that the Bank does not cure any shortfall in the principal balance within 360 days after the maturing Refinanced Class A Note reissuance date, the interest rate on each of the Refinanced Class A Notes not maturing shall increase by an additional 100 basis points for the period between 361 and 540 days after the maturing Refinanced Class A Note reissuance date.

(iv)  In the event that the Bank does not cure any shortfall in the principal balance within 540 days after the maturing Refinanced Class A Note reissuance date, the interest rate on each of the Refinanced Class A Notes not maturing shall increase by an additional 100 basis points, for the period between 541 and 720 days after the maturing Refinanced Class A Note reissuance date.

(v)  In the event that the Bank does not cure any shortfall in the principal balance within 720 days after the maturing Refinanced Class A Note reissuance date, the interest rate on each of the Refinanced Class A Notes not maturing shall increase by an additional 100 basis points for the period between 721 and 900 days after the maturing Refinanced Class A Note reissuance date.

(vi)  In the event that the Bank does not cure any shortfall in the principal balance within 900 days after the maturing Refinanced Class A Note reissuance date, the interest rate on each of the Refinanced Class A Notes not maturing shall increase by an additional 100 basis points to the Late Pay Interest Rate, for the period after 900 days after the maturing Refinanced Class A Note reissuance date.

(vii) In the event that the Bank cures any shortfall in the principal balance after the five day cure period for the maturing Refinanced Class A Note being reissued, the increase in the interest rates set forth above for the Refinanced Class A Notes not maturing shall terminate on the first day after the Bank cures any shortfall, upon which day the interest rate shall revert to the Contract Interest Rate.

(viii)  For purposes of this Section 3(e), with respect to any “Refinanced Class A Note not maturing” to which reference is made in Sections 3(e)(i) through (viii), when such Note does mature and in the event that the Bank has not cured any shortfall in the principal balance, such Note shall be reissued upon its maturity at the Late Pay Interest Rate.  By way of example, a Refinanced Class A Note that had been subject to increases pursuant to Section 3(e)(i)

and (ii) and that matured on the 361st day after the “maturing Refinanced Class A Note reissuance date” would be reissued at the then Applicable Treasury Rate plus 700 basis points.

(f)  The Bank shall have five days to cure any failure to timely make any interest payment required under this Agreement or any Refinanced Class A Note or Notes, and, in the event that the Bank fails to cure the interest shortfall within such five day cure period, then (1) interest shall accrue on the interest payment shortfall at the Late Pay Interest Rate beginning on the first day after the expiration of the cure period and ending on the first day after such interest payment shortfall is cured; and (2) the interest rate applicable to the Refinanced Class A Note or Notes upon which the interest payment shortfall was not so cured shall increase to the Late Pay Interest Rate beginning on the first day after the expiration of the cure period and ending on the first day after both such interest payment shortfall is cured, and the interest on the interest shortfall is paid to Treasury.

4.        (a)  Scheduled Repayments.  Schedule I attached hereto identifies scheduled repayments that the Bank is to make to Treasury pursuant to this Agreement, including a $1,000,000 repayment to be made December 31, 2003, the Refinancing Repayment in the amount of $52,553,328.44 to be made as soon as practicable (as provided in section 8), the Scheduled 2010 Repayment, as provided in Schedule I under the heading “Scheduled Periodic Repayment”, to be made on December 31, 2010, in the amount of $23,989,000, or such other amount as is required to reduce the aggregate principal balance of the Refinanced Class A Notes to $90,000,000 as of December 31, 2010, the Scheduled 2020 Repayment, as provided in Schedule I under the heading “Scheduled Periodic Repayment”, to be made on October 31, 2020, in the amount of $22,102,615.45, and the Scheduled Annual Repayments as identified on Schedule I.

(b)  Non-Scheduled Security Issuance Repayment.  Upon the issuance by the Bank of any equity security (including warrants, options, hybrid equity securities, and preferred stock) and any debt security that by its terms is subordinate to the Refinanced Class A Notes (including any Junior Subordinated Debt, as defined in Appendix B hereto, associated with Trust Preferred Securities and excluding the securities the proceeds of which will be used for the Refinancing Repayment and any securities all of the net proceeds of which are used for the Scheduled 2010 Repayment), the Bank shall, within 10 days of such issuance, apply at least 25 percent of the net proceeds of issuance of any such securities (collectively “Repayment Securities”) to repayment of the Refinanced Class A Notes (each a “Security Issuance Repayment”); provided that no Security Issuance Repayment shall require payment of any prepayment premium or price stated in the Refinanced Class A Notes, either at the time of making such Security Issuance Repayment or subsequently as a result of the application of the Security Issuance Repayment amount to the balances under the Refinanced Class A Notes outstanding at the time of such application.  Class B and C stock, as authorized in the Bank Act, shall become Repayment Securities upon enactment of an amendment to the Bank Act to reduce the amount of proceeds required to be used to repay Refinanced Class A Notes from 100 to 25 percent.  Upon the issuance by any subsidiary (as defined in subsection (f)) of the Bank of any Repayment Securities or Trust Preferred Securities (collectively “Subsidiary Repayment Securities”), the Bank shall use its best efforts to cause at least 25 percent of the net proceeds of any such issuance to be dividended or otherwise transferred to the Bank to be used for a Security Issuance Repayment within 10 days of such issuance.  If such transfer of proceeds is not effected, the Bank shall in any event make a Security Issuance Repayment; provided that no Security Issuance Repayment shall be required if such Repayment would cause a default by the Bank under any financial covenant contained in any agreement or instrument binding upon the Bank or result in a material adverse change in the financial condition or results of operations of the Bank.  In the event that such Security Issuance Repayment is not made for any reason within 10 days of issuance of either Repayment Securities by the Bank or Subsidiary Repayment Securities by a subsidiary of the Bank, then interest shall accrue on the amount of such Security Issuance Repayment at a rate equal to the dollar weighted average Applicable Treasury Rate of all the Refinanced Class A Notes at the time outstanding (“Dollar Weighted Average Applicable Treasury Rate”) plus:

(i)  300 basis points, for the period between the first day after the expiration of the 10 day payment period and the next 170 days (each of the successive increased rates to the Dollar Weighted Average Applicable Treasury Rate provided in (i) through (iii) being “the Late Pay Non-Scheduled Security Issuance Repayment Rate”),

(ii)  In the event that the Bank does not make the Security Issuance Repayment within 180 days after the issuance of either Repayment Securities or Subsidiary Repayment Securities, the Late Pay Non-Scheduled Security Issuance Repayment Rate shall increase by an additional 200 basis points for the period between 181 days and 360 days after the issuance of the Repayment Securities or the Subsidiary Repayment Securities, as the case may be.

(iii)  In the event that the Bank does not make the Security Issuance Repayment within 360 days after the issuance of either Repayment Securities, or Subsidiary Repayment Securities, the Late Pay Non-Scheduled Security Issuance Repayment Rate shall increase by an additional 200 basis points for the period after 360 days.

(iv) In the event that the Bank makes the Security Issuance Repayment after the 10 day payment period, the accrual of interest at the Late Pay Non-Scheduled Security Issuance Repayment Rate shall terminate on the first day after the Bank makes the Security Issuance Repayment.

(v) Interest shall be payable semiannually on the same dates that the Bank pays interest on the outstanding principal amount of the Refinanced Class A Notes.

(c)  Repayments resulting from issuance of Repayment Securities and Subsidiary Repayment Securities shall be applied by the Bank in a manner determined by it in good faith to avoid or minimize disrupting hedging transactions with respect to Refinanced Class A Notes.  Scheduled Annual Repayments and the Scheduled 2010 Repayment as provided in Schedule I shall be applied consistent with the Bank’s tranching plan for the Refinanced Class A Notes as described in Appendix C.  The Bank shall notify Treasury of the Bank’s application of the repayments at the time it makes such repayments.

(d)  The principal amounts specified in Schedule I under the heading “Ending Principal Balance”  shall be adjusted downward to reflect repayments resulting from issuance of Repayment Securities and Subsidiary Repayment Securities, each such adjustment to be applied in inverse order beginning with the principal amounts under the heading “Ending Principal Balance” that are the latest in time.

(e)  The amounts specified in Schedule I under the headings “Scheduled Annual Repayment” and “Scheduled Periodic Repayment” shall be adjusted downward to reflect repayments resulting from issuance of Repayment Securities and Subsidiary Repayment Securities, each such adjustment to be applied in inverse order beginning with the Scheduled 2020 Repayment and the Scheduled Annual Repayment that is the latest in time.

(f) The term “subsidiary” shall mean any company (which includes any bank, corporation, general or limited partnership, association or similar organization, business trust, or any other trust) which the Bank:

(i) directly or indirectly or acting through one or more other individuals or companies owns, controls, or has power to vote more than 50 percent of the voting shares of the company;

(ii) controls in any manner the election of a majority of the directors, trustees, or general partners (or individuals exercising similar functions) of the company; or

(iii) directly or indirectly exercises a controlling influence over the management or policies of the company to the extent that the company could not issue Subsidiary Repayment Securities over the objection of the Bank;

provided, however, that, so long as it remains a nonprofit corporation in which the Bank has no ownership interest, NCB Development Corporation shall not be included in the definition of “subsidiary”.

5.        Other Non-Scheduled Repayments.  (a)  Other Non-Scheduled Repayments shall be those repayments to Treasury that are not provided for in Schedule I.  Examples include a decision by the Bank in its sole discretion to repay additional amounts from net income or from the issuance of additional Senior Indebtedness, as defined in Appendix B.

(b)  Other Non-Scheduled Repayments shall be applied by the Bank in a manner determined by it in good faith to avoid or minimize incurring prepayment premiums or disrupting hedging transactions with respect to Refinanced Class A Notes.  The Bank shall notify

Treasury of the Bank’s application of Other Non-Scheduled Repayments at the time it makes such Repayments.

(c)  For purposes of Section 3, the principal amounts specified in Schedule I under the heading “Ending Principal Balance” shall not be adjusted downward to reflect Other Non-Scheduled Repayments.

6.        Conditions Precedent.  (a)  The effectiveness of this Agreement with respect to the Bank is subject to the condition precedent that the Bank obtains the necessary consents of holders of Senior Notes issued by the Bank and of the banks party to that certain Fourth Amended and Restated Loan Agreement dated February 12, 2002, as amended, by and among the Bank, Fleet National Bank as Administrative Agent, and the banks signatory thereto.  The Bank agrees to use its best efforts to obtain such necessary consents at the earliest practicable date.

(b)  The effectiveness of this Agreement with respect to Treasury, including the Treasury commitment, is subject to Treasury’s receipt of an opinion of the General Counsel of the Bank to the effect that this Agreement has been duly authorized and executed on behalf of the Bank and that, assuming due execution and delivery of this Agreement by Treasury, this Agreement and the Refinanced Class A Notes issued hereunder are valid and binding obligations of the Bank, enforceable in accordance with their respective terms, subject to general principles of equity and as such enforcement may be limited by applicable bankruptcy, fraudulent conveyance and other similar laws affecting creditors rights generally.

(c)  Prior to the fulfillment of the conditions precedent, the Financing Agreement shall remain in full force and effect.

7.        Representations.  Each of Treasury and the Bank represents to the other that this Agreement has been duly executed and delivered, that such execution and delivery will not violate any provision of law or regulation or order applicable to either, and that, subject to Section 6 hereof, this Agreement will constitute a valid and legally binding obligation of each.

8.        Securities Relating to the Refinancing Repayment.  The Refinancing Repayment is to be made using proceeds of a securities issuance by the Bank or a related Trust, as defined in Appendix B hereto, and the Bank agrees to use its best efforts to cause the issuance of such securities at the earliest practicable date and to make the Refinancing Repayment at the earliest practicable date thereafter.  If the securities comprise Trust Preferred Securities, the Junior Subordinated Debt and guarantees of the Bank associated with such Trust Preferred Securities shall be issued so as to constitute “Indebtedness Ranking Junior to the Securities,” as defined in Appendix B hereto.  The parties agree that, because of the nature of Trust Preferred Securities, neither Trust Preferred Securities nor the Junior Subordinated Debt nor guarantees of the Bank (whether issued in connection with the Refinancing Repayment or otherwise) associated therewith shall constitute a “class of stock” of the Bank within the meaning of Section 104 of the Bank Act.

9.        Payments to Treasury.  Payments to Treasury shall be to Treasury in federal or other immediately available funds by wire transfer to the Federal Reserve Bank of New York, for credit as provided in Schedule II.

10.       Subordination.  The Refinanced Class A Notes shall be subordinated to all Senior Indebtedness, as defined in Appendix B hereto, to the extent and in the manner set forth in Appendix B hereto.

11.       Bank Act Amendments.  Treasury agrees that it will use reasonable efforts to cooperate with the Bank in causing the enactment of amendments to the Bank Act that the Bank determines to be (a) necessary or appropriate to reflect its privatization in the 1981 Amendments but not included in such Amendments or (b) beneficial to the Bank’s operations, including without limitation the amendment to which reference is made in Section 4(b) hereof, provided that Treasury has no reasonable basis to oppose or disagree with such amendments.

12.       Indemnification.  The Bank shall indemnify, save, and hold Treasury harmless at all times during the term of and after termination of this Agreement, except with respect to the negligence, gross negligence or willful misconduct of Treasury, for:

(a)  Any and all claims, liabilities, charges and suits by or damages and payments to third parties that may hereinafter arise out of Treasury’s performance under this Agreement;

(b)  Any and all claims, liabilities, charges and suits by or  damages or payments to third parties that may arise out of the Bank’s performance under this Agreement in which Treasury is joined as a party sought to be held liable; and

(c)  Any and all liabilities, damages, or deficiencies resulting from any misrepresentation, breach of warranty, or breach of any agreement on the part of the Bank with respect to this Agreement.

The provisions of this section shall survive termination of this Agreement for any act, occurrence, or omission occurring or alleged to have occurred during the effective period of this Agreement.

13.       Termination.  This Agreement may upon written notice be terminated by either party if the Bank does not pay to Treasury the Refinancing Repayment by February 29, 2004;

provided, however, that the Bank’s obligation under this Agreement to make a Scheduled Annual Payment to Treasury of $1,000,000 on December 31, 2003, shall remain in effect.

Upon such termination, the Financing Agreement, dated December 21, 1989, shall have full force and effect.

14.       Governing Law.  This Agreement shall be governed by, construed and enforced in accordance with Federal law and, to the extent not inconsistent therewith, the internal laws of the District of Columbia.

15.       Severability.  If any provision of this Agreement shall be found by a court with proper jurisdiction to be invalid or unenforceable, in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

16.       Waiver.  Failure to exercise, or delay by Treasury in exercising, any right or power under this Agreement will not impair such right or power or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and any waiver will not be valid unless in writing and signed by an authorized representative of Treasury and then only to the extent specified.

17.       Notices.  Any certifications, deliveries notices, consents, or approvals required or permitted by this Agreement shall be deemed given if delivered in person or by telex or facsimile as follows, unless such address is changed by written notice hereunder:

If to Treasury:

U.S. Department of the Treasury

Main Treasury Building

1500 Pennsylvania Avenue, N.W.

Washington, D.C.   20220

Attn:  Office of the Deputy Assistant Secretary (Government Financial Policy)

Copy to:  Assistant General Counsel (Banking and Finance)

Telephone No.: (202) 622-1988

If to the Bank:

National Consumer Cooperative Bank

1725 Eye Street, N.W.

Suite 600

Washington, D.C.  20006

Attn:  Chief Financial Officer

(202) 336-7661

Copy to:      Shea & Gardner

Attention:  Martin J. Flynn, Esq.

1800 Massachusetts Ave., N.W.

Suite 800

Washington, D.C.  20036

Telephone No:  (202) 828-2080

18.       Headings; Interpretation.  The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement. Use of the singular shall include the plural, and vice versa, whenever appropriate, the conjunctive shall include the disjunctive, and vice versa, whenever so appropriate, and masculine, feminine, and neuter pronouns shall be considered interchangeable.  Specification of any section or subsection herein shall be deemed to include specification of any exhibit or appendix referred to therein.  Each party to this Agreement has participated in its drafting, and this Agreement shall be interpreted without reference to any rule of construction providing for interpretation of documents against the Persons drafting them.

19.       Signatories.  Each individual signatory hereto represents and warrants that he or she is duly authorized to execute this Agreement on behalf of his or her principal and that he or she executed the Agreement in such capacity.

20.       Successors and Assigns.  All the terms of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the successors and assigns of the parties hereto.

21.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be considered as an original, but all of which shall together constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed, this Agreement, as of the date first written above.

Department of the Treasury

BY:
Roger E. Kodat
Deputy Assistant Secretary
(Government Financial Policy)

National Consumer Cooperative Bank

BY:
Richard L. Reed
Managing Director, Chief
Financial Officer and Treasurer

APPENDIX A

NOTE NO.

CLASS A NOTE

[Agreement §2(b) amount]	Date: , 20

Final Maturity Date:
October 31, 2020

Maturity Date:
[Agreement §2(b) term]

FOR VALUE RECEIVED, the NATIONAL CONSUMER COOPERATIVE BANK (the “Borrower,” which term includes any successors or assigns) promises to pay the SECRETARY OF THE TREASURY (“Treasury,” which term includes any successors or assigns) at the time, in the manner, and with interest at the rates hereinafter provided, the sum of [Tranche amount from §2(b) (or reduced amount per §2(c)]

Interest shall accrue from the date of this Note to the date on which the principal amount of this Note is paid in full at a rate of [Applicable Treasury Rate plus 100 basis points] (“Contract Interest Rate”).

Interest shall be computed on the basis of (i) actual days elapsed from but not including the date of this Note to (and including) the date on which payment is made, and (ii) a year of 365 days.

Interest on the outstanding principal amount of this Note shall be payable semiannually, beginning six (6) months from the date of this Note (each such date being an “Interest Payment Date”).

The Borrower shall repay in full the outstanding principal amount of this Note on the date which is [Tranche term] from the date of this Note (such date being the “Maturity Date” for this Note); provided, however, that the Borrower may, concurrently with the repayment of the outstanding principal of this Note, reborrow all or any portion of the principal amount of this Note, subject to Section 2(c) of that certain Amended and Restated Financing Agreement between Treasury and the Borrower dated                 , 2003 (the “Agreement”), by delivering to Treasury a replacement Class A Note in the form of this Note, which Note shall be for a principal amount no greater than the principal amount provided for herein, in which event, Treasury shall make a new loan to the Borrower in the amount specified in the respective replacement Class A Note. The Maturity Date of each replacement Class A Note shall be the earlier of (i) the date which is [Tranche term] from the date of the replacement Class A Note, or (ii) October 31, 2020 (the “Final Maturity Date”).  On the Interest Payment Date for each 91-day Class A Note, the Bank shall pay to Treasury the interest accrued on such Note plus interest at the Contract Interest Rate on all accrued and unpaid interest on any previous 91-day Class A Note that matured before an Interest Payment Date.

In the case of each replacement Class A Note, the interest rate for the replacement Class A Note shall be established by Treasury at the time that such replacement Class A Note is delivered on the basis of the determination made by Treasury pursuant to section 104(c) of the National Consumer Cooperative Bank Act, as amended (12 U.S.C. 3014(c)) (the “Bank Act”), and Section 3 of the  Agreement ;  provided, however, that the shortest maturity used as the basis for any rate determination shall be the remaining maturity of the most recently auctioned  United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.  This interest rate shall apply from the date on which the replacement Class A Note is delivered; provided, however, that this interest rate may increase in the event of the circumstances and as provided in Sections 3(d), (e), and (f) of the Agreement.

Whenever any Interest Payment Date or Maturity Date shall fall on a Saturday, a Sunday or a holiday for Treasury the payment which would otherwise be due on such Interest Payment Date or Maturity Date shall be due on the first day thereafter on which Treasury is open for business (any such day being a “Business Day”).  In the case of an Interest Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Interest Payment Date shall be included in computing interest in connection with such payment and excluded in connection with the next payment.  In the case of a Maturity Date falling on a day other than a Business Day, the extension of time for making the final scheduled payment that would otherwise be due on such Maturity Date shall be taken into account in establishing the interest rate for the Class A Note as well as included in computing interest in connection with such final scheduled payment.

In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an “Overdue Amount”), the amount payable shall be, after the expiration of any applicable cure period provided in the Agreement, such Overdue Amount plus an interest penalty thereon, computed on the basis of a year of 365 days.  The interest rate penalty shall accrue at such rate or rates (the “Late Pay Interest Rate”) and for such period or periods as provided in Sections 3(d)  and (f) of the Agreement.

Nothing in the immediately preceding paragraph shall be construed as permitting or implying that the Borrower may, without the prior written consent of Treasury, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of Treasury to receive any and all payments on account of this Note on the dates specified in this Note.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Final Maturity Date shall be due and payable on the Final Maturity Date.

All payments under this Note shall be paid to Treasury in federal or other immediately available funds by wire transfer to the Federal Reserve Bank of New York, for credit to such

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account, and in accordance with such payment instructions, as are specified in the Agreement, as the Agreement may be amended from time to time as provided therein.

Each payment made on this Note shall be applied first to the payment of any accrued interest including, without limitation, interest at the Late Pay Interest Rate,  Modified Late Pay Interest Rate, or the Late Pay Non-Scheduled Security Issuance Repayment Rate (as described in Sections 3 and 4 of the Agreement), if applicable, and then on account of outstanding principal.

The Borrower may elect to make an Other Non-Scheduled Repayment as described in Section 5 of the Agreement  at any time of all or any portion of the outstanding principal amount of this Note in the manner, at the price, and subject to the limitation as next described:

(i)  The Borrower shall deliver to Treasury written notification of such  election not less than five (5) Business Days prior to the proposed date of such Other Non-Scheduled Repayment and, if less than the total outstanding principal amount of this Note is to be repaid, the Borrower shall specify in such notification the amount that is proposed to be repaid (any such amount being a “Portion”).

 (ii)  In the event that the Borrower elects to make an Other Non-Scheduled Repayment of  the entire outstanding principal amount of this Note, the borrower shall pay to Treasury a price for this Note (and all accrued interest thereon) which would, if this Note were purchased and held to its maturity, produce a yield to the purchaser for the period from the date of purchase to the maturity of this Note substantially equal to the interest rate which would be set on a loan from the Treasury to the Borrower to produce an obligation having a payment schedule identical to that of this Note through its Maturity Date.  In the event that the Borrower elects to make an Other Non-Scheduled Repayment of  a Portion, the Borrower shall pay to Treasury a price for such Portion that would equal such Portion’s pro rata share of the price for an Other Non-Scheduled Repayment  of the entire principal amount of this Note calculated in accordance with the principles of the preceding sentence.  Such prepayment price shall be calculated by Treasury as of the close of business two (2) Business Days prior to the date on which the Borrower wishes to make an Other Non-Scheduled Repayment of  this Note or Portion using standard United States Treasury Department calculation methods; provided, however, that neither this paragraph (ii) nor any other prepayment premium shall apply to the Refinancing Repayment or to any prepayment resulting from issuance of Repayment Securities or Subsidiary Repayment Securities, as provided in this Agreement.

(iii)  Any Other Non-Scheduled Repayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $50,000.00 of principal.

To the extent not inconsistent with applicable law, this Note, so long as Treasury is the holder thereof, shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by Treasury and the Borrower.

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The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to the Note.

This Note is issued, executed, and delivered on behalf of the Borrower under and pursuant to Section 104(c) of the Bank Act and the Agreement.

This Note shall continue in full force and effect until all principal and interest outstanding hereunder have been paid in full.

This Note is subordinated to all Senior Indebtedness, as defined in Appendix B to the Agreement, to the extent and in the manner provided in Appendix B to the Agreement.

IN WITNESS WHEREOF, the undersigned, as an authorized official of the Borrower, has executed this Note at Washington, D.C, by affixing his or her signature hereto as of the date hereof.

NATIONAL CONSUMER COOPERATIVE BANK

By:
Richard L. Reed
Managing Director,
Chief Financial Officer and Treasurer

ATTEST:

Louise M. Grant
Secretary

(SEAL)

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APPENDIX B

Section 1.        Subordination

The indebtedness represented by the Refinanced Class A Notes (the “Securities”) and the payment of the principal of and interest on each and all of the Securities is expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

Section 2.        Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Securities

Upon any distribution of assets of the Issuer upon any dissolution, winding up, liquidation or reorganization, of the Issuer, whether voluntary or involuntary and whether in bankruptcy, insolvency, reorganization, receivership or other proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Issuer or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the Securities upon the Senior Indebtedness and the holders thereof with respect to the Securities and the Holder thereof by a plan of reorganization under applicable bankruptcy law):

(i)       the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof and interest due thereon before the Holder of the Securities are entitled to receive any payment upon the principal or interest on indebtedness evidenced by the Securities;

(ii)       any payment or distribution of the Issuer of any kind or character, whether in cash, property or securities, to which the Holder of the Securities would be entitled except for the provisions of this Appendix B shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(iii)      in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Holder of any Securities before all Senior Indebtedness is paid in full, such payment or distribution shall, upon written notice to the Holder of such Securities, be returned to the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise.

The consolidation of the Issuer with, or the merger of the Issuer into, another corporation or the liquidation or dissolution of the Issuer following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 2.

Subject to the payment in full of all Senior Indebtedness, the Holder of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to Senior Indebtedness until the principal of and interest on the Securities shall be paid in full, and no such payments or distributions to the Holder of the Securities of cash, property, or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Issuer, its creditors other than the holders of Senior Indebtedness, and the Holder of the Securities be deemed to be a payment by the Issuer to or on account of the Securities.  It is understood that the provisions of this Appendix B are intended solely for the purpose of defining the relative rights of the holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 3.        No Payment on Securities in Event of Default on Senior Indebtedness

No payment by the Issuer on account of principal or interest on the Securities shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds, and interest on Senior Indebtedness has been made or duly provided for.  In the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment, or event of default, then no payment shall be made by the Issuer on account of principal of or interest on the Securities or on account of the purchase or other acquisition of Securities.

In the event that, notwithstanding the foregoing, the Issuer shall make any payment to the Holder of any Securities prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Holder, then and in such event such payment shall be paid over and delivered forthwith to the Issuer.

The provisions of this Section shall not apply to any payment with respect to which Section 2 would be applicable.

Section 4.        Modifications of Terms of Senior Indebtedness

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holder of the Securities.

No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Appendix B or of the Securities relating to the subordination thereof.

Section 5.        Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets of the Issuer referred to in this Appendix B, the Holder of the Securities shall be entitled to rely upon any order or decree entered by any court of

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competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or upon a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holder of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable therein, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Appendix B.

Section 6.        Deferral of Interest on Securities; Payments on Indebtedness Ranking on a Parity with the Securities

For the avoidance of doubt, in the event that interest on the Securities has been deferred in accordance with the provisions of  12 U.S.C. §3014(c) the provisions of this Appendix B shall not in any way limit or prohibit the  payment of principal or interest (or other amount) on any Indebtedness Ranking on a Parity with the Securities in accordance with the terms of such Indebtedness Ranking on a Parity with the Securities.

Section 7.        Definitions

Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Amended and Restated Financing Agreement (“Agreement”) to which this document is  Appendix B.

“Holder” means the Treasury and any successor or assign as the registered holder of Securities.

“Indebtedness”, with respect to any Person, means indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, such Person and computed in accordance with GAAP.

“Indebtedness Ranking on a Parity with the Securities” means all Indebtedness of the Issuer, whether outstanding on the date of the execution of the Agreement or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Securities in right of payment.

“Indebtedness Ranking Junior to the Securities” means (i) all Indebtedness of the Issuer, whether outstanding on the date of the execution of the Agreement or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to Securities in right of payment and (ii) any Junior Subordinated Debt and any guarantees of the Issuer in respect of the Trust Preferred Securities or Trust Common Securities of a Trust issued or executed in connection with the Refinancing Prepayment.

“Issuer” shall mean the Bank.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or financial institution organized under the laws of the United States.

“Securities” shall mean the Refinanced Class A Notes.

“Senior Indebtedness” means all Indebtedness of the Issuer, whether outstanding on the date of the execution of the Agreement  or thereafter created, assumed or incurred except for (i) the Securities,

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(ii) Indebtedness Ranking on a Parity with the Securities and (iii) Indebtedness Ranking Junior to the Securities.

“Trust” shall mean a trust (or a trustee of such trust) or any other entity that issues Trust Preferred Securities.

“Trust Common Securities” shall mean any common securities issued by a Trust and representing beneficial interests in the assets of such Trust.

“Trust Preferred Securities” shall mean any preferred securities issued by a Trust and representing beneficial interests in the assets of such Trust.

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Repayment of Class A Notes – Schedule I

Class A Notes Amortization Schedule

Payment Date	Beginning Principal Balance	Scheduled Annual Repayment	Scheduled Periodic Repayment		Ending Principal Balance
December 31, 2003	182,542,328.44	1,000,000.00			181,542,328.44
December 31, 2004	181,542,328.44	2,500,000.00	52,553,328.44	(1)	126,489,000.00
December 31, 2005	126,489,000.00	2,500,000.00			123,989,000.00
December 31, 2006	123,989,000.00	2,500,000.00			121,489,000.00
December 31, 2007	121,489,000.00	2,500,000.00			118,989,000.00
December 31, 2008	118,989,000.00	2,500,000.00			116,489,000.00
December 31, 2009	116,489,000.00	2,500,000.00			113,989,000.00
December 31, 2010	113,989,000.00	—	23,989,000.00		90,000,000.00
December 31, 2011	90,000,000.00	5,000,000.00			85,000,000.00
December 31, 2012	85,000,000.00	5,500,000.00			79,500,000.00
December 31, 2013	79,500,000.00	6,050,000.00			73,450,000.00
December 31, 2014	73,450,000.00	6,655,000.00			66,795,000.00
December 31, 2015	66,795,000.00	7,320,500.00			59,474,500.00
December 31, 2016	59,474,500.00	8,052,550.00			51,421,950.00
December 31, 2017	51,421,950.00	8,857,805.00			42,564,145.00
December 31, 2018	42,564,145.00	9,743,585.50			32,820,559.50
December 31, 2019	32,820,559.50	10,717,944.05			22,102,615.45
October 31, 2020	22,102,615.45	—	22,102,615.45		—

NOTE:  To be paid as soon as practicable following the successful issuance of $50 million trust preferred

APPENDIX C

National Cooperative Bank

Proposed Class A Note Retirement Plan

	Debt Amortization
	Beginning Balance	Annual Amortization	Periodic Amortization	Ending Balance	Tranches
Year					91 day	2 Year	3 Year	5 Year	7 Year	10 Year	Total

2003	182,542,328.44	1,000,000.00		181,542,328.44
2004	181,542,328.44	2,500,000.00	52,553,328.44	126,489,000.00	2,500,000.00						2,500,000.00
2005	126,489,000.00	2,500,000.00		123,989,000.00		2,500,000.00					2,500,000.00
2006	123,989,000.00	2,500,000.00		121,489,000.00			2,500,000.00				2,500,000.00
2007	121,489,000.00	2,500,000.00		118,989,000.00		2,500,000.00					2,500,000.00
2008	118,989,000.00	2,500,000.00		116,489,000.00	2,500,000.00						2,500,000.00
2009	116,489,000.00	2,500,000.00		113,989,000.00			2,500,000.00				2,500,000.00
2010	113,989,000.00	—	23,989,000.00	90,000,000.00					23,989,000.00		23,989,000.00
2011	90,000,000.00	5,000,000.00		85,000,000.00		5,000,000.00					5,000,000.00
2012	85,000,000.00	5,500,000.00		79,500,000.00			5,500,000.00				5,500,000.00
2013	79,500,000.00	6,050,000.00		73,450,000.00						6,050,000.00	6,050,000.00
2014	73,450,000.00	6,655,000.00		66,795,000.00	6,655,000.00						6,655,000.00
2015	66,795,000.00	7,320,500.00		59,474,500.00			7,320,500.00				7,320,500.00
2016	59,474,500.00	8,052,550.00		51,421,950.00	8,052,550.00						8,052,550.00
2017	51,421,950.00	8,857,805.00		42,564,145.00					8,857,805.00		8,857,805.00
2018	42,564,145.00	9,743,585.50		32,820,559.50			9,743,585.50				9,743,585.50
2019	32,820,559.50	10,717,944.05		22,102,615.45		10,717,944.05					10,717,944.05
2020	22,102,615.45	—	22,102,615.45	—	22,102,615.45						22,102,615.45

Total		83,897,384.55	98,644,943.89		41,810,165.45	20,717,944.05	27,564,085.50	—	32,846,805.00	6,050,000.00	128,989,000.00

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